EXHIBIT 23.1
                        CONSENT OF INDEPENDENT AUDITOR'S


We consent to the reference to our Firm under the captions "Experts" and to the use of our report dated May 31, 1996, with respect to the financial statements of Geographics, Inc. in the Registration Statement (Amendment No. 1 to Form SB-2 on Form S-1 No. 333-10051) and related Prospectus of Geographics, Inc. for the registration of the securities offered by the Selling Security Holders, as defined therein.


/s/ MOSS ADAMS LLP
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Bellingham, Washington
November 15, 1996